Exhibit 4.1

AMENDMENT NO. 1 TO
AMENDED AND RESTATED RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED RIGHTS AGREEMENT, dated as of February 25, 2014 (this “Amendment”), between The Management Network Group, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).

WITNESSETH

WHEREAS, on July 19, 2010, the Company and the Rights Agent entered into an Amended and Restated Rights Agreement, amending and restating the original Rights Agreement entered into by the parties on March 27, 2008 (as so amended and restated, the “Rights Agreement”);

WHEREAS, Elutions, Inc., a Delaware corporation (“Elutions”), and the Company propose to enter into an Investment Agreement dated as of even date herewith (the “Investment Agreement”), upon the terms and subject to the conditions of which, among other things, Elutions and/or one or more of its affiliates would purchase or acquire (i) certain shares of common stock of the Company, (ii) a certain promissory note and (iii) certain warrants to acquire shares of common stock of the Company;

WHEREAS, Section 27 of the Rights Agreement provides that, for so long as the Rights (as defined in the Rights Agreement) are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of the Rights;

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders for the Company to amend the Rights Agreement as set forth herein to facilitate, among other things, the execution and delivery of the Investment Agreement and the consummation of the transactions contemplated by the Investment Agreement and the other transaction documents contemplated thereby; and

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company has directed the Rights Agent to amend the Rights Agreement as set forth herein, and the Company and the Rights Agent now desire to evidence such amendment in writing.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1.             Subsection (a) of Section 1 of the Rights Agreement is hereby amended by revising clause (iv) to subsection (a) which shall read in its entirety as follows:

“(iv)          a Person shall not be deemed to be an “Acquiring Person” if the Board of Directors of the Company determines in good faith that such Person, together with all Affiliates and Associates of such Person, who would otherwise be an “Acquiring Person” has become such inadvertently, and such Person, together with all Affiliates and Associates of such Person, (A) if applicable divests as promptly as practicable (as determined in good faith by the Board of Directors of the Company) a sufficient number of shares of Common Stock so that such Person, together with all Affiliates and Associates of such Person, would no longer be an Acquiring Person, and (B) takes such other corrective actions as determined in good faith by the Board of Directors of the Company; and”

2.             Subsection (a) of Section 1 of the Rights Agreement is hereby amended by adding a new clause (v) to subsection (a) which shall read in its entirety as follows:

“(v)           the term “Acquiring Person” shall not include Elutions, Inc., a Delaware corporation (“Elutions”), or any stockholder, director, executive officer, Affiliate (including, for the avoidance of doubt, Elutions – Europe (as defined in the Investment Agreement)) or Associate of Elutions (collectively, the “Elutions Group”) or the Elutions Group collectively, provided that (i) each member of the Elutions Group subject to Section 6.9 of the Investment Agreement has complied in all material respects with such Section 6.9 and any successor provision thereof, provided further that the members of the Elutions Group shall have the opportunity to cure any violation of such Section 6.9 by taking such corrective actions as reasonably practicable, in which case neither the Elutions Group nor any member of the Elutions Group shall be deemed to be an “Acquiring Person”, and (ii) each such Person and all other members of the Elutions Group are not and do not become the Beneficial Owners of shares of Common Stock constituting in the aggregate 1.5% or more of the then outstanding shares of Common Stock other than shares of which the Elutions Group or any member of the Elutions Group is or becomes the Beneficial Owner as a result of or in connection with (A) any approval, execution and delivery of the Investment Agreement or any other transaction document contemplated thereby, (B) any consummation of any of the transactions contemplated by the Investment Agreement or any other transaction document contemplated thereby, including as a result of or in connection with any issuance, exercise or conversion (and any issuance of shares of Common Stock upon exercise or conversion) of warrants issued or issuable pursuant to the Investment Agreement or any other transaction document contemplated thereby, (C) any compensation to the Elutions Group or any member of the Elutions Group in connection with service as a member of the Board of Directors of the Company, (D) any stock dividend, stock split, reverse stock split, stock combination, stock reclassification or similar transaction, (E) any employee or director benefit plan or agreement of the Company or any Subsidiary of the Company, (F) any transfers of securities of the Company between or among members of the Elutions Group, or (G) any acquisition of Common Stock by the Company that reduces the number of shares of Common Stock outstanding; provided, however, that, if any director, executive officer or other natural Person who is a member of the Elutions Group causes a violation of this subclause (ii), Elutions shall have the opportunity to cure any such violation by causing the divestiture of a sufficient number of shares of Common Stock in order to cure such violation or by causing the termination of such Person from being a member of the Elutions Group. For the avoidance of doubt and for all purposes in this Agreement, (1) neither the Elutions Group nor any member of the Elutions Group shall be deemed to be the Beneficial Owner of any shares of Common Stock beneficially owned by any Person solely by reason of the fact that such Person is an Elutions Employee, which shares of Common Stock of such Elutions Employee are acquired and held in compliance with clause (i) of the penultimate paragraph of Section 6.9 of the Investment Agreement and (2) no Person shall be deemed to be the Beneficial Owner of any shares of Common Stock beneficially owned by the Elutions Group or any member of the Elutions Group solely by reason of the fact that such Person is an Elutions Employee who acquires and holds shares of Common Stock in compliance with clause (i) of the penultimate paragraph of Section 6.9 of the Investment Agreement;”

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3.             Subsection (e) of Section 1 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt and for all purposes in this Agreement, (1) neither the Elutions Group nor any member of the Elutions Group shall be deemed to be the Beneficial Owner of any shares of Common Stock beneficially owned by any Person solely by reason of the fact that such Person is an Elutions Employee, which shares of Common Stock of such Elutions Employee are acquired and held in compliance with clause (i) of the penultimate paragraph of Section 6.9 of the Investment Agreement and (2) no Person shall be deemed to be the Beneficial Owner of any shares of Common Stock beneficially owned by the Elutions Group or any member of the Elutions Group solely by reason of the fact that such Person is an Elutions Employee who acquires and holds shares of Common Stock in compliance with clause (i) of the penultimate paragraph of Section 6.9 of the Investment Agreement.”

4.             Subsection (ll) of Section 1 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Section 13 Event shall not be deemed to have occurred, as a result of or in connection with (i) any approval, execution and delivery of the Investment Agreement or any other transaction document contemplated thereby, (ii) any consummation of any of the transactions contemplated by the Investment Agreement or any other transaction document contemplated thereby, including as a result of or in connection with any issuance, exercise or conversion (and any issuance of shares of Common Stock upon exercise or conversion) of warrants issued or issuable pursuant to the Investment Agreement or any other transaction document contemplated thereby, (iii) any compensation to the Elutions Group or any member of the Elutions Group in connection with service as a member of the Board of Directors of the Company, (iv) any transfers of securities of the Company between or among members of the Elutions Group or (v) any public announcement of any of the foregoing.”

5.             Subsection (nn) of Section 1 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

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“Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred as a result of or in connection with (i) any approval, execution and delivery of the Investment Agreement or any other transaction document contemplated thereby, (ii) any consummation of any of the transactions contemplated by the Investment Agreement or any other transaction document contemplated thereby, including as a result of or in connection with any issuance, exercise or conversion (and any issuance of shares of Common Stock upon exercise or conversion) of warrants issued or issuable pursuant to the Investment Agreement or any other transaction document contemplated thereby, (iii) any compensation to the Elutions Group or any member thereof in connection with service as a member of the Board of Directors of the Company, (iv) any transfers of securities of the Company between or among members of the Elutions Group or (v) any public announcement of any of the foregoing.”

6.             Section 1 of the Rights Agreement is hereby amended by adding new subsections (ww), (xx) and (yy) which shall read in their entirety as follows:

(ww)         “Elutions Employee” means any Person who (i) is an officer or employee of Elutions, or a representative or trustee of a trust for the benefit of such Person and/or such Person’s family members and (ii) is not a member of the Elutions Group.

(xx)            “Elutions Group” shall have the meaning set forth in Section 1(a)(v) of this Agreement.

(yy)          “Investment Agreement” shall mean the Investment Agreement, dated as of February 25, 2014, between the Company and Elutions, Inc., including the exhibits and schedules thereto, as the same may be amended from time to time.

7.             Section 3(a) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as a result of or in connection with (i) any approval, execution and delivery of the Investment Agreement or any other transaction document contemplated thereby, (ii) any consummation of any of the transactions contemplated by the Investment Agreement or any other transaction document contemplated thereby, including as a result of or in connection with any issuance, exercise or conversion (and any issuance of shares of Common Stock upon exercise or conversion) of warrants issued or issuable pursuant to the Investment Agreement or any other transaction document contemplated thereby, (iii) any compensation to the Elutions Group or any member thereof in connection with service as a member of the Board of Directors of the Company, (iv) any transfers of securities of the Company between or among members of the Elutions Group or (v) any public announcement of any of the foregoing.”

8.             Section 7(a) of the Rights Agreement is hereby amended to change the date defined as the “Final Expiration Date” in clause (i) from March 27, 2018 to February 23, 2024, and February 23, 2024 shall hereinafter be the Final Expiration Date of the Rights Agreement for all purposes.

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 9.            Section 11(a)(ii) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Section 11(a)(ii) Event shall not be deemed to have occurred as a result of or in connection with (i) any approval, execution and delivery of the Investment Agreement or any other transaction document contemplated thereby, (ii) any consummation of any of the transactions contemplated by the Investment Agreement or any other transaction document contemplated thereby, including as a result of or in connection with any issuance, exercise or conversion (and any issuance of shares of Common Stock upon exercise or conversion) of warrants issued or issuable pursuant to the Investment Agreement or any other transaction document contemplated thereby, (iii) any compensation to the Elutions Group or any member thereof in connection with service as a member of the Board of Directors of the Company, (iv) any transfers of securities of the Company between or among members of the Elutions Group or (v) any public announcement of any of the foregoing.”

10.           Section 27 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, the Company shall not supplement, modify, replace or amend this Agreement (including by way of adopting or entering into any other rights agreement or other similar agreement or instrument) in any manner that causes the Elutions Group or any member thereof to be deemed an Acquiring Person.”

11.           Section 36 of the Rights Agreement is hereby added to the Rights Agreement to read in its entirety as follows:

“Section 36. The Investment Agreement. Notwithstanding anything in this Agreement to the contrary, none of the events set forth in clauses (i), (ii), (iii), (iv) or (v) of this paragraph shall cause (a) the Rights to become exercisable or give any holder of the Rights any legal or equitable right, remedy or claim under this Agreement, (b) the Elutions Group or any member thereof to be or become (or be deemed to be or deemed to become) an Acquiring Person, (c) a Stock Acquisition Date to occur (or be deemed to occur) or (d) a Distribution Date to occur (or be deemed to occur): (i) any approval, execution and delivery of the Investment Agreement or any other transaction document contemplated thereby, (ii) any consummation of any of the transactions contemplated by the Investment Agreement or any other transaction document contemplated thereby, including as a result of or in connection with any issuance, exercise or conversion (and any issuance of shares of Common Stock upon exercise or conversion) of warrants issued or issuable pursuant to the Investment Agreement (or any other transaction document contemplated thereby), (iii) any compensation to the Elutions Group or any member thereof in connection with service as a member of the Board of Directors of the Company, (iv) any transfers of securities of the Company between or among members of the Elutions Group or (v) any public announcement of any of the foregoing.”

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12.           The date defined as the “Final Expiration Date” in Exhibit B to the Rights Agreement shall be amended to be February 23, 2024 and all references to March 27, 2018 in Exhibit B and Exhibit C to the Rights Agreement are hereby changed to refer to February 23, 2024.

13.           The Exhibits to the Rights Agreement shall be deemed restated to reflect this Amendment, mutatis mutandis.

14.           Unless expressly modified by this Amendment, the terms and conditions of the Rights Agreement remain unchanged and in full force and effect. The contents of this Amendment supersede any previous agreement between the parties pertaining to the subject matter hereof. To the extent that there is a conflict between the terms and provisions of the Rights Agreement and this Amendment, the terms and provisions of this Amendment shall control.

15.           This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

16.           This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Amended and Restated Rights Agreement to be duly executed as of the day and year first above written.

The Management Network Group, Inc.

By:	/s/ Donald E. Klumb
Name: Donald E. Klumb
Title: Chief Executive Officer, President and Chief Financial Officer

Computershare Trust Company, N.A.,
as Rights Agent

By:	/s/ Robert A. Buckley, Jr.
Name: Robert A. Buckley, Jr.
Title: Senior Vice President